Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-181211, 333-165789 and 333-145144) and Form S-8 (Nos. 333-145579 and 333-182346) of Global Partners LP of our report dated May 2, 2013 relating to the financial statements of Cascade Kelly Holdings, LLC, which appears in the Current Report on Form 8-K/A of Global Partners LP dated May 2, 2013.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
May 2, 2013